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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



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
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      MAY 12, 1998



                             CITIZENS   FINANCIAL   CORPORATION
                (Exact name of registrant as specified in its charter)





      KENTUCKY                                    0-20148                                            61-1187135
   (State or other                              (Commission                                       (I.R.S. Employer
    jurisdiction                                 File Number)                                      Identification No.)
   of incorporation)



        The Marketplace, Suite 300
        12910 SHELBYVILLE ROAD, LOUISVILLE, KENTUCKY                                             40243
                    (Address of principal executive offices)                                   (Zip Code)

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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (502) 244-2420






         (Former name or former address, if changed since last report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On May 12, 1998, Citizens Financial Corporation (the "Company") and its wholly-owned subsidiary Citizens Security Life Insurance Company ("CSLIC") acquired 100% of the common stock of United Liberty Life Insurance Company ("United") from Chaswil United Corp., an Ohio insurance holding company ("Chaswil").

BACKGROUND

      United  is  a  life  and accident insurer licensed to do business  in  23 states. At December 31, 1997, it had statutory admitted assets of approximately $40 million and statutory capital and surplus of approximately $3.7 million. Prior to the acquisition, United was chartered in Ohio and had its administrative offices in Cincinnati, Ohio. In connection with the acquisition, United will be redomesticated as a Kentucky-chartered life and accident insurer and its headquarters have been relocated to Louisville, Kentucky, in the Company's administrative offices.

      The Company and Chaswil entered into a Acquisition Agreement (EXHIBIT 2.1 hereto) with respect to the United common stock on December 12, 1997, amended as of February 10, 1998 (Exhibit 2.2 hereto) and as of March 2, 1998 (EXHIBIT
2.3 hereto) (as so amended, the "Acquisition Agreement"). The Company thereafter sought and obtained required approvals for the acquisition and related transactions from insurance regulatory authorities of the states of Kentucky and Ohio. Chaswil also sought and obtained other required approvals from insurance regulatory authorities of the state of Ohio. The Company and Chaswil also filed notification of the acquisition with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and were granted early termination of the waiting period applicable to such notifications.


PURCHASE PRICE

      At the closing, the Company and CSLIC paid Chaswil $6,045,555 for the United common stock, with $3,950,760 paid in cash and $2,094,795 paid by Chaswil's retention of certain United mortgage loans, certain real estate related assets and the capital stock of an unrelated entity. The Company paid an additional $250,000 into escrow with a commercial bank pending certain balance sheet adjustments based on United's capital and surplus (with certain adjustments) as of April 30, 1998 in relation to its capital and surplus (also with certain adjustments) as of December 31, 1997. Depending upon the results of the balance sheet adjustments, the Company and CSLIC may be required to release part or all of the escrowed amount or even pay an additional amount to Chaswil or may be entitled to recover part or all of the escrowed amount or even an additional amount from Chaswil.

FINANCING FOR THE ACQUISITION

      The acquisition was financed with approximately $3,100,000 in working capital of CSLIC and with $3,400,000 of the $6,710,000 of total proceeds under a Term Loan Agreement dated as of May 8, 1998 between the Company and a commercial bank (the "Term Loan Agreement"). The borrowings are evidenced by a $6,710,000 Note that matures on October 1, 2006 (the "Note"). The balance of the Note ($3,310,000) was used to pay the principal of and all accrued interest on two outstanding promissory notes of the Company to the commercial bank, which notes were thereafter terminated.

      The Note is to be repaid in 33 consecutive quarterly installments of principal. The initial installment, due July 1, 1998, is in the amount of $100,000. Thereafter, installments range from $100,000 to $250,000. Interest is payable on the Notes quarterly, beginning July 1, 1998, at a rate per annum equal to the commercial bank's prime rate. The Note may be prepaid at any time by the Company.

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      The Term Loan Agreement limits the ability of the Company  to  (i)  incur additional indebtedness, (ii) create or permit liens, (iii) effect certain asset sales or engage in certain mergers or similar transactions, (iv) make dividend payments on its capital stock, and (v) invest in real estate ownership and mortgages, bonds rated below BB+, and common stocks. In addition, the Term Loan Agreement requires the Company to maintain certain financial ratios and a minimum capital and surplus (calculated according to statutory accounting principles).

      To secure the Note, the Company has pledged all of the issued and outstanding common stock of CSLIC. The commercial bank also required that Darrell R. Wells ("Mr. Wells"), Chairman and President of the Company, personally guaranty up to $1,610,000 of the Note. The Company and Mr. Wells previously entered into a Guarantor's Compensation Agreement (the "Guarantor's Compensation Agreement"), dated September 22, 1995, with Mr. Wells whereby the Company pays an annual guaranty fee based on an applicable percentage of the outstanding amount guaranteed by Mr. Wells. The Guarantor's Compensation Agreement is described under "Certain Transactions Involving Directors and Executive Officers" in the Board of Director's Proxy Statement for the Annual Meeting of Shareholders held on May 21, 1998, which description is hereby incorporated by this reference.


ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS

      At the time this Form 8-K is being filed, it is impracticable for the Company to provide the required financial statements and pro forma financial statements. The required financial statements will be filed under cover of an amendment to this Form 8-K no later than sixty (60) days after the date this Form 8-K is initially filed with the Securities and Exchange Commission.

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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Citizens Financial Corporation



                                           By:/S/ Lane A. Hersman
                                              Lane A. Hersman,
                                              Executive Vice President



Date:  May 27, 1998



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                                 EXHIBIT INDEX


Exhibit
NUMBER                         DESCRIPTION                                PAGE

 2.3              Acquisition Agreement dated December 12,                  6
                  1997 by and between Chaswil United
                  Corp. and Citizens Financial
                  Corporation (Exhibit B and Schedules omitted)

 2.4              First Amendment to Acquisition Agreement                 74
                  dated February 10, 1998 by and between
                  Chaswil United Corp. and Citizens
                  Financial Corporation

 2.5              Second Amendment to Acquisition Agreement                76
                  dated March 2, 1998 by and between
                  Chaswil United Corp. and Citizens
                  Financial Corporation (Exhibits
                  omitted)